SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2004

ABX AIR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50368	91-1091619
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

145 Hunter Drive, Wilmington, Ohio 45177

(Address of Principal Executive Offices, Zip Code)

937-382-5591

(Registrant’s Telephone Number, Including Area Code)

Item 5.    Other Events and Regulation FD Disclosure

On March 31, 2004, ABX Air signed a $35 million, three-year syndicated credit facility with Bank One, NA as agent, and PNC Bank as a participant. The facility is collateralized by substantially all of the Company’s assets. Interest rates under the facility are equal to prime rate or 2.25% above the LIBOR rate. Under the facility, the Company is subject to other expenses, covenants and warranties that are usual and customary.

The loan agreement has an accordion feature to increase the credit facility to $45 million in the event ABX Air needs additional borrowing capacity in the future. The accordion feature is at the Company’s option, but is uncommitted by the existing lenders. At such time the Company would exercise its option, Bank One, as agent, would seek on a best efforts basis to secure additional commitments from existing or additional lenders. The facility provides for the issuance of letters of credit on ABX Air’s behalf, as well as additional liquidity to pursue opportunities outside of its contracts with Airborne/DHL.

Also, under certain liquidity requirements, ABX Air will be allowed to repurchase ABX Air stock. ABX Air does not currently have a stock buyback program, and has made no plans to repurchase ABX Air stock.

ABX Air has two service contracts with Airborne, Inc., a wholly-owned subsidiary of DHL Holdings (USA), Inc. that support Airborne’s priority air and Airborne and DHL’s deferred ground products. Both contracts generally provide compensation to ABX Air on a cost-plus basis, with a base mark-up of 1.75% and a potential to earn incremental mark-ups depending on the attainment of contractually specified cost and service goals. Certain costs covered under these agreements, such as jet fuel expense, are reimbursable only, without mark-up. Interest expense on debt to Bank One for indebtedness to provide service under the Airborne/DHL contracts is reimbursable to ABX Air at cost, plus mark-up.

On April 5, the Registrant issued a press release relating to the credit facility. A copy of the press release is filed herewith as Exhibit 99(a). A copy of the transaction documentation constituting the credit facility is filed herewith as exhibits 10(a) – 10(f).

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit No.	Description

10(a)	Credit Agreement, dated as of March 31, 2004, among ABX Air, Inc., the Lenders from time to time Parties hereto, and Bank One, NA (Main Office Columbus), as Administrative Agent

10(b)	Guaranty, dated March 31, 2004, by each of Sound Suppression, Inc. and Airborne FTZ, Inc., in favor of Bank One, NA (Main Office Columbus), as Administrative Agent

10(c)	Trademark Security Agreement, dated March 31, 2004, by and between ABX Air, Inc. and Bank One, NA (Main Office Columbus)

10(d)	Patent Security Agreement, dated March 31, 2004, by and between ABX Air, Inc. and Bank One, NA (Main Office Columbus)

10(e)	Pledge and Security Agreement, dated March 31, 2004, by and among ABX Air, Inc., Sound Suppression, Inc., Airborne FTZ, Inc. and Bank One, NA (Main Office Columbus)

10(f)	Aircraft Mortgage and Security Agreement, dated March 31, 2004, by and amount ABX Air, Inc. and Bank One, NA

99(a)	Press Release issued by ABX Air on April 5, 2004

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABX Air, Inc.

Dated: April 7, 2004	By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne Vice President, Corporate Secretary & General Counsel